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                              STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT, made as of the 19th day of January, 1995, between ROCKY MOUNT UNDERGARMENT CO., INC., a Delaware corporation ("Rocky Mount" or the "Company") and PAUL SUTTON, residing at 32 Rose Avenue, South Woodford, London E18, England ("Sutton").

                                W I T N E S S E T H

     WHEREAS, Rocky Mount desires to sell to Sutton, and Sutton desires to purchase from Rocky Mount, 4,250,000 shares of the common stock, $.0001 per share, par value, of Rocky Mount (the "Stock"); and

     WHEREAS, the parties hereto desire to memorialize certain other agreements relating to the Stock.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

     1. On the Closing Date (as hereinafter defined), and subject to the terms and conditions of closing set forth herein, Rocky Mount hereby agrees to sell, assign, transfer and convey to Sutton and Sutton hereby agrees to purchase from Rocky Mount, 4,250,000 shares of the Stock (the "Sutton Stock"), of which 500,000 shares shall be from Treasury Stock and the balance shall be newly issued shares. The Sutton Stock shall constitute 50.5% of the outstanding stock following such issuance.

     2. The purchase price for the Sutton Stock is $400,000.00 payable as follows:

          a. $50,000.00 upon execution of this Agreement ("Good Faith Deposit"), to be deposited into escrow with Blodnick Abramowitz & Blodnick and held pending closing.

          b. $150,000.00 on or before February 9, 1995 (the "Closing Date"), following completion of Sutton's continuing due diligence investigation into the business and affairs of the Company; and

          c. $200,000.00 by a full recourse, non-negotiable promissory note.

     3. In the event that Sutton shall determine not to proceed with the transaction and shall so notify the Company in writing on or before February 9, 1995, Sutton shall be entitled to the return of the Good Faith Deposit, and this Agreement shall be null and void, with neither party having any rights against, or any obligations to, the other, except for the prompt return of the Good Faith Deposit.

     4. The obligation of Sutton to consummate the transactions contemplated hereunder shall be subject to, and conditioned upon:

          a. The execution and delivery to Sutton of the following documents:


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               (1) an Option and First Refusal Agreement by David Greenberg,
Joan Greenberg and Herb Greenberg to Sutton, substantially in the form annexed hereto as Exhibit "1";

               (2) Non-competition Agreements between the Company and each of David Greenberg, Joan Greenberg and Herb Greenberg substantially in the forms annexed hereto as Exhibits "2", "3" and "4";

               (3) an Employment Agreement between the Company and Joseph Pascal, substantially in the form annexed hereto as Exhibit "5";

               (4) an opinion of counsel of Blodnick Abramowitz & Blodnick concerning the Sutton Stock, reasonably satisfactory to Sutton's counsel; and

          b. Tendered resignations from the Board of Directors of the Company of all Directors except Messrs. Pascal and Wynn, and the election to the Board of Directors of Sutton and not less than four of his nominees.

     5. The obligation of Rocky Mount to consummate the transactions contemplated hereunder shall be subject to, and conditioned upon:

          a. The payment of the Purchase Price by Sutton to the Company, including the execution and delivery of the Promissory Note; and

          b. a waiver of any finders' fee from the Company by Peter Gibb.

     6. Sutton shall execute and deliver to Rocky Mount his full recourse, non-negotiable, promissory note for the sum of $200,000.00 plus interest at 9%, in substantially the form annexed hereto as Exhibit "A" (the "Note"), payable on the 365th day following issuance, except as hereinafter provided.

     7. The Note shall be payable on or about February 9, 1996 (the "Fulfillment Date"). On or before the Fulfillment Date, Sutton shall effect the following actions, as specified:

          a. Prior to the Fulfillment Date, Sutton shall use his best efforts to effect with Rocky Mount's factor, Rosenthal & Rosenthal, Inc. ("R&R"), an agreement by which David Greenberg is released from all liability as Guarantor of Rocky Mount's obligations to R&R.

          b. Within 120 days after the Closing Date, Sutton shall effect an agreement by which Rocky Mount's R&R credit line of $500,000 is replaced by an equivalent or better credit line of $850,000, and effecting the release of the Deed of Trust on Rocky Mount's plant in Rocky Mount, North Carolina (the "Property") currently securing the R&R credit line.

          C. Within 365 days after the Closing Date, Sutton shall effect a new mortgage on the Property to total not less than the equivalent of 60% of the appraised current value of the Property.

          d. The total additional financing to be made available to Rocky Mount as a result of "b" and "c" herein or otherwise, by way of equity, subordinated debt or a credit line, shall not be less than $800,000.00. If Sutton shall achieve new financing for Rocky Mount of not less than $800,000.00 on or before the Fulfillment Date, then the parties agree that Sutton shall be discharged and released from his liability under the Note. If Sutton shall effect a minimum of $400,000 of new financing for Rocky Mount, then the parties agree that the amount due and owing under the Note shall be reduced by 50% and enforceable by Rocky Mount. If Sutton shall not effect at least $400,000 of new financing for Rocky Mount, then the Note shall be payable in full and enforceable by David Greenberg on behalf of Rocky Mount.


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     8. On the Closing Date, Rocky Mount shall issue in the name of Sutton or a company controlled by him a certificate for the Sutton Stock and the purchase price for the Sutton Stock shall be released to Rocky Mount. The date of such issuance and release is hereinafter referred to as the "Issuance Date."

     9. Sutton acknowledges that the Sutton Stock has not and will not, at the time of acquisition by Sutton, be registered under the Securities Act of 1933 (the "Securities Act"), that Sutton is required to acquire the Sutton Stock for investment without any view to the distribution thereof, and that the Sutton Stock must be held by Sutton unless the Sutton Stock is subsequently registered under the Securities Act or unless an exemption from such registration is available, including an exemption under Rule 144 promulgated under the Securities Act. Sutton further acknowledges and agrees that "stop transfer" instructions shall be placed against the Sutton Stock on the transfer books of Rocky Mount and that the stock certificate representing the Sutton Stock (and any certificates for stock which may be issued in the name of Sutton upon breakup of said stock certificate) shall bear the following legend:

          "The shares evidenced by this certificate have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered for sale, sold or otherwise disposed of unless a registration statement has become effective with respect to such shares under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that there is an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws."

Rocky Mount shall, in order to facilitate any offer or sale of the Sutton Stock as to which Rocky Mount shall have been furnished an opinion of its counsel or such other counsel reasonably acceptable to Rocky Mount that such legend is no longer required, instruct its transfer agent to issue and deliver, in exchange for legended certificates evidencing the Sutton Stock, new certificates which do not bear such legend. Rocky Mount has no intent, and will take no affirmative action to restrict the sale of the Sutton Stock by Sutton, except as such sale may be restricted under the Securities Act and the regulations promulgated under said Securities Act. In the event that there is public offering of Stock, Sutton shall have the right to include his Stock in said public offering at Rocky Mount's expense. The parties to this Agreement agree that if market conditions are appropriate they will pursue the possibilities of a public offering of the Stock under such terms and conditions as will be appropriate in the market place at that time. However, nothing herein contained shall restrict Sutton from pledging the Sutton Stock, provided he receives an appropriate undertaking and acknowledgement from the secured party as to the necessity for compliance with the requirements of the Securities Act with respect to any subsequent disposition which may be made of the Sutton Stock.

     10. Sutton agrees to serve as a Director of Rocky Mount. Rocky Mount shall use its best efforts to obtain, and once obtained to continue in force, and name Sutton as a named insured with respect to, directors and officers liability insurance in such amount as is customary for companies the size of Rocky Mount.

     11. Rocky Mount represents and warrants to Sutton that:

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          (a) Rocky Mount is, and at the Issuance Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to conduct its business and operations as presently conducted and to execute, deliver and perform this Agreement and other instruments and documents required hereby to be executed and delivered by Rocky Mount, and has taken all action required to duly authorize said execution, delivery and performance. This Agreement is, and any other instruments and documents to be executed and delivered by Rocky Mount pursuant hereto on or prior to the Issuance Date will be, legal, valid and binding obligations of Rocky Mount, enforceable in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies.

          (b) The authorized capital stock of Rocky Mount is 10 million common shares, $.0001 par value. As of the close of business on January 3, 1995, there were outstanding 4,153,400 shares of Stock, and 522,500 issued Treasury shares of Stock. All of the issued and outstanding shares of Stock are, and upon consummation of the transaction contemplated by this Agreement, including the Sutton Stock, will be, duly authorized, validly issued, fully paid and nonassessable. Other than as stated in the chart of outstanding Stock Options annexed hereto as Exhibit "B", there are no existing option, warrant, call, commitment or other agreements to which Rocky Mount is a party or bound requiring, and there are no convertible securities of Rocky Mount outstanding which upon conversion would require, the issuance of any additional Stock or other securities convertible into Stock or the purchase or redemption of any shares of Stock.

          (c) Rocky Mount's financial statements as contained in their most recent Forms 10-K and 10-Q (including the related notes and schedules) present fairly the consolidated financial position of Rocky Mount as of their respective dates, the results of operations, retained earnings and changes in financial position, as the case may be, of Rocky Mount and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the omission of certain notes not ordinarily accompanying such unaudited financial statements, and to normal year-end audit adjustments which are not material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved. Since the date of the financial statements, there have been material adverse changes in the assets and the business, financial condition, liabilities or prospects of Rocky Mount, in that Rocky Mount has continued to suffer losses from continuing operations.

          (d) Other than as listed on the annexed Exhibit "C", Rocky Mount is not a party to any other material contracts.

          (e) Other than as listed in the annexed Exhibit "D", Rocky Mount is not a party to any material litigation involving claims in excess of $10,000, and is not aware of any such threatened litigation.

          (f) Rocky Mount is not aware of any environmental violations that may incur any State or Federal civil or criminal penalties.

          (g) Rocky Mount is not a party to any union or collective bargaining agreement, and is not aware of any claims of employment discrimination action against it.

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          (h) Rocky Mount has filed all required Federal tax returns through the year ended December 31, 1993, and is not delinquent with respect to any Federal tax payment schedules. Pursuant to that certain Order and Decision of the United States Tax Court dated November 2, 1994, asserted Federal tax liabilities for the years 1979 through 1982 and 1984 through 1987 were settled as an unsecured claim in the amount of $339,844.00, which is to be paid in an amount of $67,968.80 pursuant to a schedule which has yet to be determined between Rocky Mount and the Internal Revenue Service.

          (i) Rocky Mount is the registered owner of the trademarks and tradenames listed on the annexed Exhibit "E."

          (j) Attached as Exhibit "F" hereto is a list of subsidiaries of Rocky Mount.

          (k) None of the representations made by Rocky Mount contains any untrue statement of a material fact or omitted any material fact required to be stated therein in order to to make the statements made, in light of the circumstances in which they were made, not misleading.

     12. Any controversy, dispute or question arising out of or with respect to this Agreement, or its interpretation, the performance or non-performance by any party or any alleged breach thereof, shall be determined by litigation in the Supreme Court, County of Nassau, or in the United States District Court for the Eastern District of New York. Nothing contained herein shall in any way deprive any party of his or its right to obtain injunctive or other equitable relief where necessary or appropriate to protect his or its rights.

     13. Each of the parties hereto agrees to take such further action and execute and deliver such other documents and instruments as may be reasonably necessary to effectuate the purposes of this Agreement.

     14. This Agreement constitutes the entire agreement among the parties hereto and there are no representations, warranties, agreements or understandings other than as expressly contained or described herein. No termination, alteration, modification, variation or waiver of this Agreement or any of the provisions hereof shall be effective unless in writing executed by the parties hereto or, in the case of a waiver, by the party or parties waiving compliance.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one document. A party to this Agreement shall also be bound hereby upon such party's execution of the signature page hereof and transmission via facsimile of such executed signature page to the other parties hereto.

     IN WITNESS WHEREOF, this Agreement has been made and executed as of the day and year first above written.

                                        ROCKY MOUNT UNDERGARMENT CO., INC.

                                        By: /s/ Joseph Pascal
                                            ------------------
                                      Name: Joseph Pascal
                                     Title: Sr. Vice President

                                        /s/ Paul Sutton
                                        ----------------------
                                        PAUL SUTTON
Agreed as to paragraph 2(a).

Blodnick Abramowitz & Blodnick

/s/ Stuart Thalblum
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    Stuart Thalblum